OMNIBUS AMENDMENT TO LEASE AND SERVICE AGREEMENT

This **AMENDMENT** (this "Amendment") dated as of March 27, 2008, between and among **CF FREE ZONE PARK, S.R.L.**, Sociedad de Responsabilidad Limitada, corporate identification number 3-102-446337, registered in the Mercantile Section of the Public Registry under book 567, entry 86544, represented herein by Mark Lipschutz passport number one five seven four nine one three seven zero, legal authority duly recorded in the Mercantile Section of the Public Registry under book 567, entry 86544, having an office c/o Caribbean Property Services LLC, 5589 Okeechobee Boulevard, Suite 201, West Palm Beach, Florida 33417 ("Landlord"), and,

ALIGN TECHNOLOGY DE COSTA RICA, Sociedad de Responsabilidad Limitada, a corporation duly registered and incorporated in accordance with the laws of Costa Rica, corporate identification number 3-102-306047, represented herein by John Edward Callaghan, passport number seven, one, one, five, four, two, seven one, six legal authority duly recorded in the Mercantile Section of the Public Registry under book 1733, page 253, entry 242, having an office Global Park Free Zone & Business Park ("Lessee").

RECITALS

WHEREAS, Lessee is the tenant under a Lease dated as of February 26, 2003, by and among KPMG FIDES (Costa Rica) S.A., as trustee, predecessor-in-interest to Trustee Banco Improsa, S. A., as a consequence of the guaranty trust named "Fideicomiso de Garantía Global" (the "Trust"), PARQUE GLOBAL, S.A., as Developer, as predecessor-in-interest to Landlord, and Lessee (the "Lease"), demising the Real Estate, as more particularly described in the Lease;

WHEREAS, the Trust was terminated on September 2006, and the Property was returned to the Parque Global, S. A. as trustor, who immediately transferred the Property and assigned all of its rights and obligations granted by the Lease Agreement and its amendments to CF Free Zone Park, S. R. L.

WHEREAS, Zona Industrial Global ZIG, S. A. as park Administrator and Lessee entered into a Park Service Provision Agreement on February 26, 2003, in order to regulate the park services that the Administrator would render to the Lessee, hereinafter the "Service Agreement";

WHEREAS, the current Administrator of the Park is Landlord, and Zona Industrial Global ZIG, S. A. assigned such Park Service Provision Agreement to Landlord;

and

WHEREAS, Landlord and Lessee desire to extend the term of the Lease and further amend the Lease and Service Agreement as hereinafter provided.

NOW THEREFORE, for good and valuable consideration, Landlord and Lessee hereby agree as follows:

First: All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease or the Service Agreement.

Second: The Service Agreement shall be amended as follows:

1. Parties recognize and accept that for all effects of the Service Agreement, and its corresponding amendments, all references to the "Administrator" or "Developer" shall be understood as "CF Free Zone Park, S. R. L.".

2. Parties agree that from this day forward, the monthly Service Fee shall be paid from Lessee to Landlord together with Rent payments in the amounts provided in the Rent Schedule attached hereto as Exhibit A.

Third: The Lease shall be amended as follows:

1. Parties recognize and accept that for all effects of the Lease Agreement, and its corresponding amendments, all references to the "Lessor" and the "Developer" shall be understood as "CF Free Zone Park, S. R. L." as Landlord.

2. The Term shall be extended until September 30, 2013 (the "New Expiration Date") and all references in the Lease to the expiration date of the Lease shall mean the New Expiration Date.

3. From and after October 1, 2008 (the "New Commencement Date"), the Lease shall be amended as follows:

A. The Rent, as defined in Section 3.00 of the Lease, shall include the following monthly amounts:

(i) Monthly Rent for the Leased Real Estate

(ii) Service Fee, as provided in the Service Agreement.

(iii) Monthly Additional Parking Space Lease

The monthly payment of each amount shall be made by Lessee in accordance with the Rent Schedule attached hereto as Exhibit A.

B. Section 6.02 of the Lease is hereby deleted in its entirety and the following in inserted in lieu thereof:

"6.02 Termination in advance on the part of the Lessee.

(a) Provided that on the date that Lessee gives Landlord the "Termination Notice" and on the "Termination Date" (as such terms are hereinafter defined), Lessee is not in breach or default under any of the terms, covenants, provisions or conditions in this Lease on Lessee's part to observe or perform, Lessee shall have the option (the "Termination Option") to terminate this Lease by delivering to Landlord at least six (6) months prior written notice (the "Termination Notice") of Lessee's election to exercise the Termination Option as of a certain date (such date hereinafter referred to as the "Termination Date"). Notwithstanding anything to the contrary contained in this Lease, if Lessee timely exercises its Termination Option, Landlord shall retain the entire amount of the Deposit ($150,645.00) (the "Security Deposit Payment") and shall have no obligation to return any portion of the Deposit to Lessee on the Termination Date. If Landlord is not in possession of the entire amount of the Deposit as of the Termination Date due to Landlord exercising its rights to use the Deposit pursuant to the terms of this Lease, this Lease shall not end or expire as aforesaid on the Termination Date, but shall continue in full force and effect, subject to the other provisions of this Lease.

(b) Notwithstanding anything to the contrary contained in this Lease, and in addition to the Security Deposit Payment, if Lessee timely exercises its Termination Option and the Termination Date shall occur on or before September 30, 2011, Lessee shall deliver to Landlord together with the Termination Notice an amount equal to twelve (12) months Rent computed at the rental rate for the month in which the Termination Date shall occur (the "Termination Payment"). The Termination Payment will be due to Landlord within five days of Landlord's receipt of

the Termination Notice. Failure to provide such payment will result in an invalid Termination Notice."

Fourth: Lessee hereby represents that it has not dealt with or had any conversations or negotiations with any broker or finder concerning this Amendment. Lessee shall indemnify, defend and hold the other harmless Landlord from and against any claims for any brokerage commissions or other compensation, and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses which are made by any broker or finder who claims to have dealt with Lessee or its representatives.

Fifth: Landlord and Lessee each hereby warrant and represent that all requisite third party consents required in connection with the execution and delivery of this Amendment have been obtained.

Sixth: Except as amended by this Amendment, the Lease and the Service Agreement shall remain in full force and effect according to its terms. The parties hereby ratify and reaffirm the Lease and Service Agreement as modified herein.

Seventh: This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Eighth: The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Landlord and Lessee have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CF FREE ZONE PARK, S.R.L.,

By: ______________________________
Name: Michael Lefkowitz
Title: Authorized Signature

LESSEE:

ALIGN TECHNOLOGY DE COSTA RICA

By: /s/ Emory Wright
Name:
Title:

ACKNOWLEDGMENTS

STATE OF)

:ss

COUNTY OF)

On the ________ day of ________, 2008, before me, the undersigned, a Notary Public and for said State, personally appeared ______ _______________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____

Notary Public

STATE OF)

:ss

COUNTY OF)

On the ________ day of ________, 2008, before me, the undersigned, a Notary Public and for said State, personally appeared ______ ___________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____

Notary Public

Suscrito ante mi este día ________ de __________ de 2008 por mayor de edad, _________________, vecino de _________________________, Puerto Rico, a quien conozco personalmente, dada hoy ___ de __________ de 2008, en ____, Puerto Rico.

____

Notario Público

Afidavit Número

El suscrito Notario doy fe que la anterior firma ha sido estampada en mi presencia por lo que la autentico con mi firma, la cual corresponde a la inscrita en el Registro Nacional de Notariado y que es plasmada por mi puño y letra al momento de realizarse el presente acto notarial. San José, ____ de del dos mil ocho.

Notario Público

Sello

EXHIBIT A

RENT SCHEDULE

CR's Books	Actual 10/1/2007	9/30/2008	1st Year 10/1/2008	Annual 9/30/2009	2nd Year 10/1/2009	Annual 9/30/2010	3rd Year 10/1/2010	Annual 9/30/2011	4th Year 10/1/2011	Annual 9/30/2012	5th Year 10/1/2012	Annual 9/30/20013
Rent	$ 71,226.84		$ 74,075.91	$ 888,910.96	$ 77,036.95	$ 924,467.40	$ 80,120.51	$ 961,446.10	$ 83,325.33	$ 999,903.94	$ 86,658.34	$ 1,039,900.10
Service Fee (Maintenance)	$ 3,474.47		$ 3,613.45	$ 43,361.39	$ 3,757.99	$ 45,095.84	$ 3,908.31	$ 46,899.67	$ 4,064.64	$ 48,775.66	$ 4,227.22	$ 50,726.69
Additional Parking Spaces (8)	$ 280.00		$ 291.20	$ 3,494.40	$ 302.85	$ 3,634.18	$ 314.96	$ 3,779.54	$ 327.56	$ 3,930.72	$ 340.66	$ 4,087.95
Total	$ 74,981.31		$ 77,980.56	$ 935,766.75	$ 81,099.78	$ 973,197.42	$ 84,343.78	$ 1,012,125.32	$ 87,717.53	$ 1,052,610.33	$ 91,226.23	$ 1,094,714.74
Times 12	$ 899,775.72		$ 935,766.75		$ 973,197.42		$ 1,012,125.32		$ 1,052,610.33		$ 1,094,714.74	